CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Barringer Technologies Inc.
Murray Hill, New Jersey


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated February 19, 1998 (March 13, 1998 as to Note 16), relating to the consolidated financial statements and schedule of Barringer Technologies Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1997.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



/s/BDO SEIDMAN
_____________________________
BDO SEIDMAN, LLP

Woodbridge, New Jersey
May 27, 1998